radisson hotel fisherman's wharf

san francisco, california

pebblebrook HOTEL TRUST

Property Information:

Acquisition Price:	$132.0M (Approximately $215K - $230K[(1)] per room)
Location:	San Francisco, CA
Acquired:	December 9, 2013
Rooms:	355
Type:	Urban, Upscale
Built / Expanded:	1964 / 1999
Last Renovated:	2012

(1) Approximately $50M – $56M of value associated with the 44,000 square feet of rentable retail space; per room estimate is the per room value associated with the hotel based on the aforementioned range.

Property Highlights:

- 355 guest rooms
- 20 retail units, totaling 44,000 rentable square feet of premier ground level retail space
- 1,720 square feet of meeting space in two meeting rooms
- Unencumbered by brand and management
- 235 structured parking spaces
- Outdoor heated swimming pool
- Newly renovated fitness center

Performance and Valuation Outlook:

Estimated Discount to Replacement Cost:	35% - 45%
2013 Forecasted Occupancy:	89%
2013 Forecasted ADR:	$184
2014 Estimated Cap Rate (Projected EBITDA)[(2)]:	7.7% - 8.1%
2014 Estimated Cap Rate (Projected NOI)[(2)]:	7.0% - 7.4%

(2) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA"); includes the negative impacts of Prop 13 property tax reassessment increases, increases in insurance and a negative impact in the fourth quarter from a planned renovation of the hotel.





Market Highlights:

Market Overview:

- The Nob Hill/Wharf tract has a proven history of strong recovery from market downturns with a RevPAR compounded annual growth rate (CAGR) of 10.7% from 2003 to 2007 and 14.3% from 2009 to 2012
- The Nob Hill/Wharf tract's 84% TTM October occupancy rate is above the market's all-time historical peak
- Major west coast gateway market benefitting from fast-growing Asian markets and leisure traveler segment
- Diverse economic base with strong component of growth industries



Radisson

Demand Generators:

- Tourism: *-Fisherman's Wharf*
  - *-Ghirardelli Square* *-Alcatraz*
  - *-Anchorage Square* *-PIER 39*
  - *-Golden Gate Park* *-The Cannery*
  - *-Powell/Mason Cable Car Line*
- The Moscone Convention Center
- Airports: three international airports
- Financial Center – Significant amount of multinational corporations in San Francisco
- High Technology – San Francisco and Silicon Valley
- Biotechnology – World leader in biotech investment
- San Francisco has varied environmental demand generators leading to a diverse tourism base:
  - *-Pacific Ocean* *-Mountains*
  - *-San Francisco Bay* *-National Parks*
  - *-Napa Valley*



San Francisco - Nob Hill / Wharf Sub-Market Operating Performance
ADR
RevPAR
Occupancy
Prior Peak Occupancy*
2000-2012 ADR CAGR: 1.5%
2000-2012 RevPAR CAGR: 1.7%
$190
$170
$150
$130
$110
$90
$70
85%
80%
75%
70%
65%
60%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Source: Smith Travel Research

* Represents TTM peak occupancy for the San Francisco - Nob Hill / Wharf sub-market in the prior cycle.

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
Radisson Hotel Fisherman's Wharf	★	***355***	***1964***
Holiday Inn San Francisco Fisherman's Wharf	1	585	1970
Courtyard San Francisco Fisherman's Wharf	2	127	1967
Pier 2620 Hotel Fisherman's Wharf	3	234	1980
Best Western Plus at Fisherman's Wharf	4	221	1990
Holiday Inn Express & Suites Fisherman's Wharf	5	252	2001
Hyatt Fisherman's Wharf	6	313	1990
Sheraton Fisherman's Wharf	7	531	1975
Total Comp Set (excluding Radisson Hotel)		**2,263**	
Argonaut Hotel *(PEB Owned)*	P	252	2003



The Embarcadero
Jefferson St
Beach St
North Point St
Bay St
Taylor St
Mason St
Jones St
Hyde St
Powell St
Fishermans Wharf Merchants Association
Jefferson St & Powell St
Jefferson St & Taylor St
Beach St & Mason St
Jones St & Beach St
The Cannery Shopping Center
Joseph Conrad Square
Holiday Inn Express and Suites Fisherman's Wharf
Hyatt Fisherman's Wharf
Northpoint Centre Shopping Center
Ross Stores
P
1
2
3
4
5
6
7

Investment Highlights:

Strengths

- Excellent Fisherman's Wharf location in a key U.S. gateway market
- Unencumbered by Brand and Management
- Extremely high barriers to entry
- Diversified income stream, including stable retail and parking income
- Significant discount to replacement cost

Opportunities

- Renovation and repositioning to significantly increase ADR
- No new supply under construction in Fisherman's Wharf
- New property manager (Davidson Hotels & Resorts)
- Proximity to growth from Asia
- Improved cash flow through Pebblebrook asset management and best practices

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of December 9, 2013. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.